SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 Or 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 7, 2007
CORPORATE PROPERTY ASSOCIATES 17 - GLOBAL INCORPORATED
(Exact Name of Registrant as Specified in Charter)
Maryland
(State or Other Jurisdiction of Incorporation)

000-52891	20-8429087
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 492-1100
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On December 7, 2007, Corporate Property Associates 17 - Global Incorporated, the registrant, entered into a Selected Dealer Agreement (the “Agreement”) with Ameriprise Financial Services, Inc., or Ameriprise, as the selected dealer, Carey Financial, LLC, as the sales agent, Carey Asset Management Corp., as the advisor and W. P. Carey & Co. LLC, as the sponsor. Pursuant to the Agreement, Ameriprise agreed to offer and sell on a best efforts basis 250,000,000 shares of common stock of the registrant, of which 50,000,000 shares are being offered pursuant to the registrant’s Distribution Reinvestment and Stock Purchase Plan.
     The Agreement contains customary representations, warranties, covenants and closing conditions. The Agreement also contains customary termination provisions and an additional right of termination by either the registrant or Ameriprise at any time for any reason with two days prior written notice.
     A copy of the Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibit.
1.1 Selected Dealer Agreement by and among, Corporate Property Associates 17- Global Incorporated, Carey Financial, LLC, Carey Asset Management Corp., W. P. Carey & Co. LLC and Ameriprise Financial Services, Inc. dated as of December 7, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Corporate Property Associates 17 - Global Incorporated
Date: December 10, 2007	By:	/s/ Mark J. DeCesaris
Mark J. DeCesaris
Managing Director and acting Chief Financial Officer

Exhibit Index
1.1 Selected Dealer Agreement by and among, Corporate Property Associates 17- Global Incorporated, Carey Financial, LLC, Carey Asset Management Corp., W. P. Carey & Co. LLC and Ameriprise Financial Services, Inc. dated as of December 7, 2007.